Exhibit 10.33


                          NATIONAL AUTO/TRUCKSTOPS INC.

                                     *****

                              AUTO/TRUCKSTOP LEASE



Location #                                      Date:                , 19
           --------------                            ----------------    -----

LESSOR:                 NATIONAL AUTO/TRUCKSTOPS, INC.
                             A DELAWARE CORPORATION

      Street Address    1650 EAST GOLF ROAD

      City and State    SCHAUMBURG, ILLINOIS  Zip Code 60196-1088


LESSEE:
            -----------------------------------------------------

            -----------------------------------------------------

            -----------------------------------------------------



PROPERTY:
            -----------------------------------------------------

            -----------------------------------------------------

            -----------------------------------------------------

            -----------------------------------------------------

      See Exhibits A-I and A-II for leased property description.


A subject matter index will be found at the end of the Lease.



LESSOR                                          LESSEE

National Auto/Truckstops, Inc.
                                                -------------------------

By                                              By
  ----------------------------                    ------------------------
   Name:                                          Name:
   Title:                                         Title:



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








                                 LEASE AGREEMENT


            Lease Agreement (the "Agreement" or the "Lease"), dated as of
            , 199 , by and between National Auto/Truckstops, Inc., a Delaware
------------     -
corporation (the "Company"), and                     , a             corporation
                                 --------------------    -----------
("Lessee").


                              W I T N E S S E T H:

                  WHEREAS, the Company and Lessee have entered into a Franchise Agreement of even date herewith (as the same may hereafter be amended, the "Franchise Agreement"; all terms used and not defined herein shall have the meanings set forth in the Franchise Agreement) which, among other things, defines the franchise relationship between the Company and Lessee in connection with the Company's A/TS Network; and

            WHEREAS, Lessee is obligated under the Franchise Agreement to enter into this Lease, pursuant to which, among other things, (i) the Company agrees to lease and demise the Leased Premises (as defined herein) to Lessee and (ii) Lessee agrees to take and hire from the Company the Leased Premises, each on the terms and subject to the conditions set forth herein;

            NOW, THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements set forth herein, the parties hereby agree as follows:


            1. PROPERTY. The Company leases to Lessee and Lessee leases from the
Company the land located in the County of             , State of          ,
                                          ------------           ---------
described in Exhibit A-I attached hereto and made a part hereof, together with the buildings, improvements, fixtures, and equipment listed in Exhibit A-II attached hereto and made a part hereof, said land and buildings, improvements, fixtures, and equipment being collectively referred to herein as the "Leased Premises."

            2.    TERM.  (a)  The term of the Lease commences          , 19  ,
                                                              ---------    --
and expires          , 19  , (the "Initial Term) subject to the renewal terms
            ---------    --
set forth in this Paragraph 2. The Lease ends automatically and without notice on the expiration date.

            (b) Should the Lessee receive the Company's permission pursuant to Paragraph 8 to improve the facility or any portion thereof, or make any additions requiring large capital expendi tures, where the term of this Lease is a factor determining



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








Lessee's ability to raise funds or justify the expenditure to itself, the Company will, at its option, enter into negotiations with Lessee to extend the term of this Lease.

            (c) Lessee shall have the right to renew the Lease at the expiration of the Initial Term for five (5) additional suc cessive terms of three (3) years each ("Renewal Term"), provided that all of the following conditions have been fulfilled:

                  (i) Lessee has during the Initial Term complied with all the provisions of this Lease and during any Renewal Term complied with the provisions of this Lease;

                  (ii) Lessee is not in default of the provisions of Paragraph 14 of this Lease;

                  (iii) Lessee has given notice of renewal to the Company as provided in Paragraph 14 herein;

                  (iv) Lessee has satisfied all monetary obliga tions owed by Lessee to the Company and the Company's Affiliates and has timely met these obligations throughout the term of this Lease;

                  (v) Lessee has complied with the Company's then-current qualification and training requirements;

                  (vi) Lessee has executed a general release, in the then-current form prescribed by the Company, of any and all Claims against the Company and its Affiliates, and their respec tive officers, directors, agents, stockholders and employees; and

                  (vii) Lessee simultaneously renews the Franchise Relationship in accordance with the terms and provisions of the Franchise Agreement.

            (d) The Company may terminate or not renew this Agreement by written notice to Lessee, as provided in Paragraph 14 herein.

            (e) Notwithstanding the foregoing or any other provision hereof, the Lease shall end automatically and without notice on the date of expiration or termination of the Franchise Agreement.

            3. RENT. Lessee shall pay the Company rentals for the Leased Premises without offset or deduction, and the Company shall make certain payments to Lessee, as stated in the attached Exhibit B attached hereto and made a part hereof. Lessee shall pay all rentals and all other sums Lessee legally owes the Company in accordance with the Company's credit policies. No



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payment made to the Company by check or other instrument shall contain a restrictive endorsement of any kind. A restrictive endorsement shall have no legal effect even if the document restrictively endorsed is processed for payment and the Company retains the proceeds.

            4.    RECORDS AND AUDIT.  [INTENTIONALLY OMITTED.]

            5. SERVICES AND USES. Lessee agrees to use the Leased Premises to operate an auto/truckstop as part of the A/TS Network (an "Auto/Truckstop"). Lessee agrees to operate the Auto/Truckstop in a manner that will assure (i) that customers receive quality merchandise and courteous and efficient service in a clean and orderly business establishment; (ii) a profit to Lessee; and
(iii) the reasonable return to the Company on its investment in the Leased Premises. Lessee shall comply with all requirements set forth in this Lease, the Confidential Operations Manual and other written policies supplied to Lessee by the Company. All references herein to this Lease shall include all such mandatory specifications, standards and operating procedures and rules. Lessee shall comply with the entire set of specifications and standards for the A/TS Network including, but not limited to, the provisions of this Paragraph 5. Lessee's operation shall include the following minimum obligations:

                  (a) Sell merchandise and service with care, courtesy, and regard for customer satis faction. This will be determined by comment cards and on-site surveys received by the Company.

                        The Company has the right to enter the Leased Premises to conduct, but is not obligated to conduct, on-site surveys and leave comment cards. Should the Company receive negative comments dealing with the same issue in any 30 day period, the Lessee will be expected to take action to correct the situation which generated the comments.

                  (b) Take prompt action to respond to or correct all complaints received by the Company concerning Lessee's operation of, or condition of, the Leased Premises or conduct of any employee of the Lessee. A written reply must be made to the Company within 14 days outlining Lessee's actions or plans to resolve.

                  (c) Follow such procedures or take such action as the Company may from time to time require to



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                        maintain the appearance and efficient opera tion of the
                        Leased Premises and to meet or exceed the Company's annually published minimum acceptable Five Star score. If at any time in the Company's judgment the general state of repair or appearance of the Leased Premises or its equipment, fixtures, signs of decor does not meet the Company's standards, the Company shall so notify Lessee, specifying the action to be taken by the Company to correct such deficiency. Failure to correct such deficiency is a material default of this Agreement and grounds for termination of this Agreement subject to the provisions of Paragraph 14 herein.

                        Lessee acknowledges that it has received a copy of the Five Star program, has reviewed it and understands the program. The terms of said program are incorporated herein by reference.

                  (d) Devote full-time and business expertise to the operation of the Leased Premises. The Manager (as defined in Paragraph 12 herein), must be at the Leased Premises more than thirty (30) hours each seven (7) day week, devote more than four (4) hours of time between the hours of 8:00 a.m. and 8:00 p.m. each day, Monday through Friday, and not be absent more than thirty (30) days in any calendar year.

                  (e)   Operate the Leased Premises and any
                        restaurant contained thereon so as not to pose a threat or danger to public health or safety or the environment. Mail a copy of each and every Health Inspection Report prepared for the Leased Premises and any restaurant contained thereon by the local, county, or state governments to:

                              National Auto/Truckstops, Inc.
                              1650 East Golf Road
                              Schaumburg, IL 60196-1088
                              Attention: C. William Osborne

                  (f) Provide reasonable security at the parking lot of the Leased Premises for vehicles and drivers, and exert a reasonable effort to



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                        maintain an absence of outside elements that negatively
                        affect the image of the Auto/ Truckstop, the Leased Premises, the Fran chised Business, the Branded Fuel or the Branded Products. Specifically, "outside elements" refers to prostitutes, gamblers, drug dealers, and stolen goods dealers, but is not limited to same ("Outside Elements").

                  (g) Provide, or have made outside arrangements for providing, emergency service for passenger cars including tire service, road towing, belt replacement, and light replace ment, but not to be limited to same.

                  (h)   Keep the Leased Premises open for business
                        24 hours each day, including the diesel & gasoline islands, garage, store, and restau rant, but not limited to same. Lessee's closing the Leased Premises or any part thereof, shall constitute abandonment by Lessee and shall be a material breach of this Lease.

                  (i) Not engage in dishonest, fraudulent, or scare selling practices.

                  (j) Perform all services in a good workmanlike manner.

                  (k) Maintain a complete inventory of merchandise to satisfy the reasonable demands of customers.

                  (l) Operate the Leased Premises in a clean, safe and healthful manner that will assure that customers receive quality merchandise and courteous and efficient service, which shall include the following minimum obligations:

                        (i) Operate or cause the Manager to at all times operate the Leased Premises in compliance with the standards prescribed in this Lease.

                        (ii) Provide a sufficient number of trained, courteous, and neat personnel who can personally communicate with customers by understanding, writing and speaking English to operate the Leased Premises in an efficient and organized manner.



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                  (m)   [INTENTIONALLY OMITTED.]

                  (n) Comply with the requirements of any condi tional use permit or other approval ("per mit") covering the construction, maintenance, and/or operation of the Leased Premises. If the Leased Premises are subject to a permit, a copy shall be delivered to Lessee and Lessee shall acknowledge receipt of the copy on a form provided by the Company.

                  (o) Secure and maintain in force, at its expense, all required licenses, permits and certifi-cates relating to the operation of the Leased Premises, and operate the Leased Premises in full compliance with all applicable federal, state and local laws, ordinances and regulations, including, without limitation, all such laws, ordinances, and regulations relating to the dispensing of food products, occupational hazards and health, general liability regulations relating to the dispensing of food products, occupational hazards and health, general liability and pollution liability insurance requirements, consumer protection, environmental protec tion, underground storage facilities and dispensing of fuel, trade regulation, workers' compensation, unemployment insurance and withholding and payment of federal and state income taxes and social security taxes, and sales, use and property taxes. Further, throughout the term of this Lease, Lessee shall cause the Leased Premises to be in full and strict compliance with the Americans with Disabilities Act, as amended.

                  (p) Designate a qualified full-time shift manager for each shift established by Lessee.

                  (q) Lessee shall have on staff at all times during regular business hours a qualified mechanic experienced in truck service to provide prompt, courteous and workmanlike service, and to otherwise fulfill Lessee's responsibilities under this Lease and the Franchise Agreement. Such mechanic shall meet the requirements set forth in the Confidential Operations Manual.




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                  (r)   Lessee shall notify the Company in writing
                        within five (5) days of the commencement of any action, suit, or proceeding, and of the issuance of any order, writ, injunction, award, or decree of any court, agency, or other governmental instrumentality, which may adversely affect the operation or financial condition of the Franchised Business or the Leased Premises.

                  (s) At any full service truckstop facility, Lessee shall maintain a minimum of fifty (50) paved truck spaces.

            6. PROHIBITED USES. The Leased Premises shall be utilized as an Auto/Truckstop and for no other purpose. In addition, Lessee shall not:

                  (a) Obstruct any entrance, exit, or pump island, or otherwise restrict access to the Leased Premises, or any part thereof, or block delivery carrier's access to storage tank fill pipes.

                  (b) Subject to laws, ordinances, and regulations, display signs except those usual and custo mary to advertise products and services offered for sale by Lessee from or at the Leased Premises; and not install, affix, or paint signs on any building or part of Leased Premises leased by the Company to Lessee, without the Company's prior written approval.

                  (c)   [INTENTIONALLY OMITTED.]

                  (d) Store or sell illegal drugs or substances, and any related paraphernalia, or permit the same to be used or consumed at the Leased Premises.

                  (e) Discharge or permit the discharge of petroleum products or other products or materials onto the Leased Premises or adjacent properties.

                  (f) Place or install amusement, music, or vending machines, or telephones at locations that interfere with, or restrict, the safe and free flow of vehicles and pedestrian traffic on the Leased Premises.




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                  (g)   Create or permit waste at the Leased Premises, or any
                        part thereof, or allow or condone any activity on the Leased Premises, or any part thereof, that shall constitute a nuisance.

Lessee understands and acknowledges that uniformity of standards, products and services is essential to the A/TS Network. To that end, the Company reserves the right to reject any category of product or services offered for sale at the Leased Premises. Should Lessee elect to offer and sell additional product or service categories to customers at the Leased Premises, the Company shall not unreasonably withhold its approval of any such category of product or service. In addition:

                         (i) Lessee shall immediately cease offering for sale or selling any product or service if the Company, in its sole discretion, deems such product or service to be detrimental to the Marks or the image of the A/TS Network.

                        (ii)  Lessee is prohibited from displaying,
                              offering and selling any alcoholic
                              beverages, packaged or otherwise, any
                              condom vending machines (unless required by law) and any sexual or pornographic materials (as determined by the Company in its sole discretion), including, without limitation, books, magazines, videotapes, cassettes, calendars, novelty and related items. The Company reserves the right, in its sole discretion, to expand the categories of products and services which Lessee is prohibited from offering or selling from the Leased Premises.

            7. OPERATING EXPENSES. Lessee shall pay all charges and expenses connected with the operation of the Leased Premises, including license, permit, and inspection fees; expenses incurred for testing for motor fuel shortages if due to Lessee negligence, unless required by law, ordinance, or regulation; the calibration of dispensing equipment; the registration of storage tanks except those required by governmental regulations; occupation and license taxes, water, sewer, gas, telephone, electricity, and power charges assessed or charged on or against the Leased Premises, Lessee's use or occupancy thereof, or the business conducted thereon. Lessee shall have all meters and accounts for water, sewer, gas, telephone, electricity, power, and other utilities transferred to Lessee's name. If Lessee fails or



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refuses to make timely payment of any charge, expense, and/or tax, the Company may, but is not obligated to, make payment for the account of Lessee, and the amount paid by the Company shall be additional rental and shall be due and payable by Lessee on demand of the Company.

            8. ALTERATIONS. Subject to the provisions of Paragraph 9, Lessee shall not make or permit anyone to make any modifications in or to the Leased Premises of a permanent nature, including but not limited to permanent improvements, alterations, decorations, or additions, structural or otherwise, in or to the Leased Premises without first obtaining the written consent of the Company. All improvements, alterations, decorations, or additions made by Lessee shall be completed in a good and workmanlike manner in accordance with all applicable laws and requirements, and Lessee shall defend, indemnify, and hold the Company harmless from and against any and all costs, expenses, claims, liens, and damages to person or property resulting from the making of any such improvements, alterations, decorations, or additions in or to the Leased Premises.

            Lessee shall not do or suffer anything to be done whereby the Leased Premises may be encumbered by a mechanic's lien or liens. If, however, any mechanic's lien is filed against the Leased Premises, Lessee shall discharge the same of record within ten days after the date of filing. If Lessee fails to discharge any such lien as provided herein, such failure shall be a default of this Lease.

            The Company shall not be liable for any labor or materials to be furnished to Lessee upon credit, and no mechanic's or other lien for any such labor or materials shall attach to or affect the reversionary or other estate or interest of the Company in and to the Leased Premises.

            9. MAINTENANCE AND REPAIRS. Lessee shall, at his expense, clean, maintain, repair, and make replacements to the Leased Premises as set forth in Exhibit C attached hereto and made a part hereof. If Lessee fails, or refuses, to perform any obligations set forth in Exhibit C, the Company may do so, and Lessee shall reimburse the cost to the Company on demand.

            Lessee shall employ, on a full-time basis, an individual qualified to accomplish Lessee's obligations set forth in Exhibit C. This individual's primary duties shall be limited to maintenance responsibilities as defined.

            The Company is responsible for the replacements not required of Lessee and imposed upon the Company by Exhibit C, except for damage to or destruction of the Leased Premises as set forth below. Notwithstanding the Company's obligations set forth



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in Exhibit C, Lessee has the primary obligation to keep the Leased Premises safe for all persons in or to the Leased Premises. Therefore, Lessee shall undertake interim repairs or maintenance to keep the Leased Premises safe for all persons, until such time as Lessee notifies the Company of the unsafe condition and the Company performs its required obligations within a reasonable time after notice.

            If the Leased Premises, or any part thereof, is damaged or destroyed, Lessee shall advise the Company immediately of such damage or destruction by the fastest means possible, but in no event later than 24 hours after the damage or destruction occurs, and shall confirm the damage or destruction within 7 days of its occurrence by completing and sending the Company its Property/Environmental Loss Report. Lessee is responsible for damage to or destruction of the Leased Premises, or any part thereof, not caused by the Company, its employees, agents, or contractors, or Acts of God. "Acts of God" for the purposes of this Paragraph 9 shall include only damage or destruction caused by wind, rain, hail, floods, ice, snow, earthquakes, volcanoes, thunder, or lightning; fire is not an Act of God, other than caused by lightning.

            The Company waives right of recovery against Lessee for damage covered by All Risk Policy required under subparagraph (f)(4) of Paragraph 13 (indemnity and insurance) of this Lease to Leased Premises in excess of $400,000 in any one occurrence.

            10.   TRANSFERABILITY OF INTEREST.

                  (a) This Lease and all rights hereunder can be assigned and transferred by the Company and, if so, shall be binding upon and inure to the benefit of the Company's successors and assigns.

                  (b) This Lease and all rights hereunder may be assigned and transferred by Lessee and, if so, shall be binding upon and inure to the benefit of Lessee's successors and assigns, subject to the following conditions and requirements, and the Company's right of first refusal as set forth herein:

                        (i) Lessee may not sell, assign (including, but not limited to, assignments by operation of law) or transfer (collectively, "Assign") this Lease without the Company's prior written consent. The Company has an absolute and unqualified right to withhold



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                              consent to such proposed Assignments. Any attempt
                              by Lessee to Assign this Lease without the Company's prior written consent shall be void and of no force and effect. The sale, transfer, transfer by operation of law, or other disposition of Lessee's interest, or any part thereof, in the Lease, or any Person's ownership or other interest in Lessee, if Lessee is a corporation, partnership or other business entity, shall be an assignment requiring the Company's prior written consent. Lessee's written request for the Company's approval of any assignment must be received by the Company not less than ninety (90) days prior the effective date of such requested assignment.

                        (ii)  Notwithstanding the foregoing, Lessee
                              may Assign this Lease without the
                              Company's consent to an immediate family member of (i) Lessee, if Lessee is a natural person, or (ii) the Manager; PROVIDED that, in the Company's reasonable judgment, such family member is sufficiently qualified and trained ("Qualified Immediate Family Member").

                       (iii) The Company shall have the preferential right to meet the bona fide offer of any proposed assignee; such right to be exercised by the Company within sixty (60) days following the date the Company receives a copy of Lessee's written request for the Company's approval of any assignment. Lessee shall include in such written request for the Company's approval of any assignment. Lessee shall include in such written request the name and address of the proposed assignee and the price, terms, and conditions contained in the bona fide offer. The Company's failure to exercise this preferential right shall not terminate this Agreement or the preferential right or release Lessee from any of its obligations under this Lease.




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                  (c)   If the Lessee proposes to sell, transfer,
                        assign or sublet this Lease, the Company will perform a Five Star Appearance inspection of the Leased Premises to determine necessary corrections to be made to bring the Leased Premises up to a Five Star Appearance inspection score equal to or greater than the Company's annually published minimum accept able score. The Company will also perform an engineering and maintenance inspection and, if deemed necessary by the Company, an environmental inspection, of the Leased Premises to determine what actions are necessary to bring the Lessee into compliance with all of the provisions of Paragraph 9 and Exhibit C hereof. The results of the fore going inspections will be made in writing to Lessee and corrections made before sale, assignment, transfer or subletting is approved.

                  (d) Notwithstanding any provision of the fore going subparagraphs (a) through (c), any attempted assignment of this Lease (including an assignment by operation of law) shall be void and of no force and effect unless the Franchise Relationship is also transferred to the assignee in accordance with the pro visions of the Franchise Agreement.

            11. UNDERLYING LEASE. (If the Company leases the Leased Premises or part of the Leased Premises from others, this paragraph will be completed.) The Company leases the Leased Premises by virtue of an underlying lease dated _______ for a term that expires on _______. The Company is under no obligation to extend or renew such underlying lease. Lessee acknowledges and confirms that it was notified in writing by the Company of the facts set forth in this Paragraph prior to the execution of this Lease.

            12. OPERATION BY LESSEE. The Company's normal business practice and procedure is to enter into Auto/TruckStop leases with individuals only, to assure that the Company will receive the benefit of the business expertise and management of the named individual. If Lessee is an individual, any attempt by him to operate the Leased Premises through a corporation shall not relieve him of, and the Company shall require him to perform, his obligations under this Lease, unless and until the Company approves the assignment of this Lease to the corporation.




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            The Company may enter into Auto/TruckStop leases with corporations or other entities, but only upon the assurance of the entity that an individual acceptable to the Company shall direct the management and operation of the Auto/TruckStop. If the Lessee is a corporation or any other entity, it agrees that the day-to-day management and operation of the Leased Premises shall be directed by ________________________ ("Manager"). If the Lessee is an individual, then Lessee shall be the Manager.

            If the Manager as named is not the Lessee, and if, in the Company's opinion, the operation of the Leased Premises under the Manager is not equivalent to, or better than the operation under Lessee's operation, the Company shall so advise Lessee and the Lessee shall name a new Manager.

            If, during the term of this Lease, Manager dies or becomes physically handicapped and cannot continue the direct day-to-day management and operation of the Leased Premises, this Lease shall not terminate, but Lessee shall name a new Manager, in writing, delivered to the Company not more than 30 days following the death or incapacity of Manager.

            13.   INDEMNITY AND INSURANCE.

                  (a) Lessee agrees to indemnify, defend, protect and hold harmless the Company (and its directors, officers, employees, agents, Affiliates, designees, representatives, stockholders, successors and assigns (collectively, "Indemnified Parties")) from and against all losses, liens, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and reasonable attorneys', consultants, and other experts' fees and disbursements) ("Losses") based upon, arising out of or otherwise in respect of the Franchised Business and Lessee's use of the Leased Premises; PRO-VIDED, HOWEVER, Lessee shall not be required to indemnify, defend and hold harmless the Indemnified Parties from and against any Losses, arising out of the Gross Negligence ("Gross Negligence") or Wilful Misconduct ("Wilful Misconduct") of the Company and/or any other Indemnified Party. For the purpose of this Paragraph 13, the term "Gross Negli gence" shall mean a conscious and voluntary act or omission which is in reckless dis regard of the rights or property of another



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                        and the term "Wilful Misconduct" shall mean intentional,
                        purposeful conduct of an indem nified Party but does not include instances where an Indemnified Party is strictly liable for breach of any warranty. IT IS AGREED THAT NEITHER LESSEE NOR ITS INSURANCE CARRIER SHALL HAVE THE POWER OR AUTHORITY UNDER THIS LEASE TO MAKE A DETERMINATION AS TO WHETHER AN INDEMNIFIED PARTY CAUSED LIABILITIES, LOSSES, CLAIMS, LIENS OR DEMANDS AS THE RESULT OF GROSS NEGLIGENCE OR WILFUL MISCONDUCT. IF
                        THERE IS A DISAGREEMENT BETWEEN LESSEE, ITS INSURANCE CARRIER AND THE INDEMNIFIED PARTIES AS TO WHETHER OR NOT THE ACTIONS OF AN INDEMNIFIED PARTY(IES) MEET THE TEST
                        OF GROSS NEGLIGENCE OR WILFUL MISCON DUCT, SUCH A
                        DISPUTE SHALL BE SUBMITTED FOR RESOLUTION TO A COURT HAVING JURISDICTION OVER SUCH DISPUTES.

                        Promptly after receipt by any Indemnified Party of notice of any demand, claim or circumstance which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation ("Asserted Liability") that may result in a Loss, the Indemnified Party shall give notice thereof ("Claims Notice") to Lessee. The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by an Indemnified Party.

                        Lessee may elect within thirty (30) days of receipt of the Claims Notice to compromise or defend, at its own expense and by its own counsel, any Asserted Liability if Lessee acknowledges to such Indemnified Party Lessee's obligation to fully indemnify such party with respect to such Asserted Liabi lity, PROVIDED, HOWEVER, that a condition to any settlement by Lessee shall be a complete and unconditional release of the Indemnified Party with respect to such claim. If Lessee elects to compromise or defend such Asserted Liability as provided in this Para graph 23.04., the Indemnified Party shall cooperate, at the expense of Lessee, in the compromise or defense of such Asserted Liability. The Indemnified Party may select its own legal counsel to participate in such compromise or defense, at Lessee's expense, to the extent such Indemnified Party, or its counsel, reasonably believes that a conflict of interest exists between Lessee and such Indemnified Party.

                        Lessee will be reimbursed reasonable attorneys' fees incurred by Lessee in a court-sought resolution if the Company or any other Indemnified Party is found to be Grossly Negligent or guilty of Wilful Misconduct. If Lessee elects not to compromise or defend the Asserted Liability, fails to notify the Indemnified Party of its election as herein provided or contests its obligation to indem nify under this Agreement, the Indemnified Party may pay, compromise or defend such Asserted Liability; PROVIDED, HOWEVER, that such payment, compromise or defense shall in no way relieve Lessee of its indemnification responsibilities pursuant to this Lease.

                  (b) Without limiting or detracting from the indemnity provision above or any other provision of this Lease, Lessee shall comply with the applicable federal, state and local laws, rules, regulations, orders and ordi nances concerning pollution and protection of the environment, with special attention to the regulations governing the storage, dispensing, and sale of unleaded gasoline; shall procure and maintain all permits and licenses required thereunder; and shall defend, indemnify, and hold harmless the Indemnified Parties from and against any and all penalties, interest, costs, expenses, claims, judgments, and orders with respect to such laws, ordinances, rules, orders, and regulations, except those determined to have been caused by the Gross Negligence or Wilful Misconduct of an Indemnified Party.

                  (c) Because Lessee has the day-to-day occupation and control of the business at the Leased
                        Premises, Lessee shall:

                         (i)  Immediately clean up and properly
                              dispose of all contaminants, pollutants, toxic substances, and hazardous sub stances which are dumped, spilled, or otherwise deposited, or which appear anywhere on, or which originates from, the Leased Premises from whatever cause or source. All such cleanup and dis posal actions shall be in compliance with all applicable laws, regulations and ordinances, and the requirements of governmental agencies, relating to pollution or protection of the environ ment. If the matter cleaned up and disposed of is determined after non-appealable final judgment to have been deposited through the Gross Negligence or Wilful Misconduct of an Indemnified Party, the Company shall reimburse Lessee the reasonable clean-up and disposal costs.

                        (ii) Comply with the Occupational Safety and Health Act and rules, orders, and regu lations issued and promulgated there under applicable to Lessee's operation of the Leased Premises. Lessee shall also defend, indemnify, and hold harm less the Indemnified Parties from and against any and all penalties, interest, cost, expenses, claims, judgments, and orders arising out of or incident to Lessee's noncompliance with said Act and the rules, orders, and regulations issued and promulgated thereunder applicable to Lessee's operation of the Leased Premises.

                       (iii) Comply with the Americans with Dis abilities Act and rules, orders, and regulations issued and promulgated thereunder applicable to Lessee's operation of the Leased Premises. Lessee shall also defend, indemnify, and hold harmless the Indemnified Parties from and against any and all penalties, interest, cost, expenses, claims, judg ments, and orders arising out of or incident to Lessee's noncompliance with said Act and the rules, orders, and regulations issued and promulgated thereunder applicable to Lessee's operation of the Leased Premises.

                        (iv)  Immediately advise the Company in
                              writing of defects in or deterioration
                              of storage tanks, submerged pumps,
                              and/or piping listed on Exhibit C, for
                              which the Company has replacement
                              responsibility. In this regard, storage
                              tanks, submerged pumps, and/or piping at the Leased Premises may result in major environmental and property damage. One of the recommended methods used to warn of a potential leak is the implementa tion and adherence to a Motor Fuel inventory program that includes a daily stick measurement of the volume of Motor
                              Fuel in storage and recording of the
                              volume of Motor Fuel received and sold.
                              Lessee agrees to implement and adhere to a daily inventory plan incorporating the above described elements. Lessee shall immediately notify the Company when a loss of Motor Fuel is equal to or greater than 1000 gallons reflected in its daily inventory system, but not later than the next day, by the fastest means available. This loss may be considered a paper shortage of Motor
                              Fuel even though the Motor Fuel may be
                              reflecting an overage.  Lessee should
                              use his or its best judgment and past
                              historical data in determining losses
                              during periods of fuel expansion or
                              shrinkage during storage.  If Lessee's
                              first notification to the Company of a
                              loss is verbal, Lessee shall confirm
                              such notice in writing immediately after giving the verbal notice. The Company shall have the sole right to determine what tests are required to confirm any leaks and what corrective measures are to be taken. If Lessee keeps a daily inventory system and notifies the
                              Company immediately upon detecting a
                              Motor Fuel loss, Lessee shall be
                              released from its obligation to defend,
                              indemnify, and hold the Indemnified
                              Parties harmless from any claims, costs, fines, penalties, and damages related to a leak in the underground tanks, sub merged pumps, or piping, except for any leak arising from the negligent or willful acts or omissions of Lessee, its contractors, agents, or employees. If Lessee, its employees or agents is negligent, or if Lessee does not maintain a daily inventory system and/or fails to immediately advise the Company of an indicated loss, Lessee shall be responsible for and shall indemnify, defend, and hold the Indemnified Parties harmless from, any and all claims, costs, fines, penalties, or damages of every nature related to any leak not detected and/or reported. Such failure to maintain an inventory system or immediately notify the Company of an indicated loss or water contamination shall be grounds for termination or nonrenewal of this Lease.

                  (d)   Indemnified Parties do not assume any
                        liability whatsoever for acts, errors or omissions of those with whom Lessee may contract, regardless of the purpose. Lessee shall hold harmless and indemnify Indemnified Parties for all losses and expenses which may arise out of any acts, errors or omissions of these third parties.

                  (e) The Company shall not, by virtue of any approvals, advice or services provided to Lessee, assume responsibility or liability to Lessee or any third parties to which the Company would not otherwise be subject.

                  (f) With respect to operations performed under or incident to this Lease, Lessee shall obtain and maintain insurance acceptable to the Company which is primary as to any other existing, valid, and collectible insurance and, except for Workers' Compensation and Employers' Liability Insurance, names the Company as Additional Insured with a Cross Liability Clause. Such insurance shall include (except as different coverages and policy limits may reasonably be specified for all Franchised Businesses from time to time by the Company in the Confidential Operations Manual or otherwise in writing):

                        (1)   Comprehensive General Liability Insur
                              ance, or Garage Liability Insurance,
                              covering Premises Operations, Completed

                              Operations, Products Liability, and Contractual Liability, all with a minimum combined single limit of $1,000,000 each occurrence, $2,000,000 aggregated all occurrences, for Bodily Injury and Property Damage, including Personal Injury.

                        (2) Comprehensive Automobile Liability Insurance covering all owned, hired, or otherwise operated non-owned vehicles with a minimum combined single limit of $500,000 each occurrence for Bodily Injury and Property Damage, including Personal Injury.

                        (3) Garagekeepers' Legal Liability Insurance covering customers' vehicles in Lessee's care, custody, and control, including coverage for loss by fire, explosion, theft, vandalism, and/or malicious mischief, and collision or upset with a minimum limit of $300,000 each occurrence.

                        (4) All Risk Property Insurance, including Agreed Amount Endorsement, but excluding coverage for Acts of God as defined in Paragraph 9 of this Lease, which con tains a waiver of co-insurance covering Leased Premises for loss or damage with a minimum insurance requirement of $250,000. Lessee's maximum liability for Property loss covered by such All Risk Property Insurance is $400,000, for each occurrence. The Lessee may elect to self-insure the difference between the minimum requirement ($250,000) and the maximum liability ($400,000) or insure to the maximum liability ($400,000). The Company is to be the loss payee.

                        (5)   (i)   Workers' Compensation Insurance
                                    covering Lessee and, as required by
                                    law, Lessee's Employees, and

                            (ii)    Employers' Liability Insurance with
                                    a minimum limit of (i) $500,000
                                    each occurrence, (ii) $500,000
                              disease-policy limits and (iii)
                              $500,000 disease-each employee.

                  Such policy or policies shall be written by a licensed insurance company satisfactory to the Company in accordance with standards and specifications set forth in the Confidential Operations Manual or otherwise in writing. The Company reserves the right to review and amend the amounts and types of the required insurance coverage annually, and the minimum amounts as required above may be modified from time to time, as conditions require, by written notice to Lessee. The insurance afforded by the policy or policies respecting liability shall not be limited in any way by reason of any insurance which may be maintained by the Company.

                  Within thirty (30) days after execution of this Lease, Lessee shall furnish the Company with policies or Certificates of Insurance showing compliance with the foregoing requirements, which policies or Certificates shall provide that coverage will not be cancelled or altered prior to ninety (90) days' advance written notice to the Company and which shall reflect proof of payment of premiums. However, the Company's failure to demand or receive said Certificates shall in no event be or be construed as a waiver by the Company to require delivery of said Certificates or the underlying insurance policies of Lessee. Subrogation against the Company shall be waived with respect to all of the insurance policies set forth above.

                  The insurance required hereunder in no way limits or restricts Lessee's obligations under this Lease as to indemnification of the Company and the Indemnified Parties, and further, the insurance to be carried shall in no way be limited by any limitation placed on the indemnity herein given as a matter of law. Any deductible amounts are the responsibility of Lessee.

                  Lessee shall immediately notify its insurance carrier in writing, with a copy to the Company, of all third party lawsuits, or claims, that involve the Leased Premises and/or operations thereon.

                  Should Lessee, for any reason, not procure and maintain insurance coverage as required by this

                  Lease, the Company shall have the right and authority (without, however, any obligation to do so) immediately to procure such insurance coverage and to charge same to Lessee, which charges, together with a reasonable fee for expenses incurred by the Company in connection with such procurement, shall be payable by Lessee immediately upon notice.

            14.   TERMINATION.

                  (a) The Company may terminate or not renew this Lease by written notice to Lessee, upon the occurrence of any of the following:

                        (i)   Lessee's failure to comply with any
                              provision of this Lease, the Fleet
                              Marketing Throughput Agreement, if
                              applicable, the Franchise Agreement or
                              any other agreement between the parties, which provision is reasonable and of material significance to the Franchise Relationship between the Company and Lessee. The Company is not required to give Lessee an opportunity to remedy any such failure prior to termination or not renewing this Lease; or

                       (ii) Lessee's failure to exert good faith efforts to carry out the terms and conditions of this Lease, the Franchise Agreement, the Fleet Marketing Throughput Agreement, if applicable, or any other agreement between the parties. Prior to terminating or not renewing this Lease under the provisions of this subsection (ii), the Company shall advise the Lessee in writing of such failure and give Lessee a reasonable opportunity to remedy it; or

                       (iii) The happening of any one or more of the following listed events, defined in the Petroleum Marketing Practices Act, as amended (including any similar successor legislation, the "PMPA"), as an event relevant to the Franchise Relationship or the happening of any other event which is relevant to the Franchise Relationship, including, but not limited to, the following: (The Company is not required to give Lessee an opportunity to remedy any such happening prior to terminating or not renewing this Lease.)

                              (A) Lessee's fraud or criminal mis conduct in the operation of the Leased Premises.

                              (B)   Declaration of bankruptcy or judicial
                                    determination of insolvency of Lessee.

                              (C)   If Lessee is an individual, the
                                    death of or the continuing severe
                                    physical or mental disability of
                                    Lessee of at least three (3)
                                    months' duration, which renders
                                    Lessee unable to provide for the
                                    continued proper operation of the
                                    Leased Premises.

                              (D)   The loss of the Company's right to
                                    grant possession under this Lease
                                    through expiration of any under
                                    lying lease, if Lessee was notified
                                    in writing, prior to the commence
                                    ment of the term of this Lease, of
                                    the duration of the underlying
                                    lease and of the fact that such
                                    underlying lease might expire and
                                    not be renewed during the term of
                                    this Lease or at the end of this
                                    Lease.

                              (E)   The condemnation or other taking,
                                    in whole or in part, of the Leased
                                    Premises under the power of eminent
                                    domain.  The condemnation award
                                    paid to the Company, or the payment
                                    received by the Company in exchange
                                    for its voluntary conveyance in
                                    lieu of condemnation, shall belong
                                    solely to the Company, and Lessee
                                    shall not, by virtue of this Lease,
                                    be entitled to any part thereof;
                                    PROVIDED, HOWEVER, that nothing in
                                    this Lease shall preclude Lessee
                                    from prosecuting any claim directly
                                    against the condemning authority
                                    for loss of business, or deprecia
                                    tion to, damage to, or cost of,
                                    removal of, or for the value of stock,
                                    inventory and other personal property of Lessee; and FURTHER PROVIDED, HOWEVER, that no such claim shall diminish or otherwise adversely affect the Company's award or proceeds.

                              (F)   The Company's loss of the right to
                                    grant Lessee the use of any Mark,
                                    unless the loss is due to the
                                    Company's trademark abuse, viola
                                    tion of federal or state law, or
                                    other fault or negligence of the
                                    Company related to bad faith action
                                    by the Company.

                              (G) The destruction, other than by the Company, of all or substantially all of the Leased Premises.

                              (H) Lessee's failure to pay the Company in a timely manner, when due, all sums to which the Company is legally entitled.

                              (I)   Lessee's failure to operate the Leased
                                    Premises for seven (7) consecutive days, or shorter period of time which, under the facts and circumstances, is an unreasonable period of time.

                              (J) Lessee's willful adulteration, mislabeling or misbranding of Motor Fuel sold at the Leased Premises, or other trademark, trade name, service mark, or other identifying symbol or name violations.

                              (K) Lessee's knowing failure to comply with federal, state or local laws or regulations that are relevant to the operation of the Leased Premises.

                              (L)   Lessee's conviction of any felony
                                    involving moral turpitude; or

                       (iv) The Company's good faith determination, made in the normal course of business, to withdraw from the marketing of Motor Fuel through retail outlets in the state or geographic area in which the Leased Premises is located if:

                              (A) The term of this Lease is three (3) years or longer or Lessee was offered a term of three
                                    (3) years or longer and elected to accept a lesser term; and

                              (B)   The Company's determination to
                                    withdraw was made after the
                                    effective date of this Lease; and

                              (C) The Company's determination to withdraw was made as a result of a change of relevant facts and circumstances.

                  (b) In addition to the rights of termination or nonrenewal by the Company set forth in subsections (i), (ii), (iii) and (iv) above, the Company may decline to renew this
                        Lease:

                       (i) If the Company and Lessee fail to agree to changes or additions to this Lease made by the Company in good faith and in the normal course of business, and the Company does not insist on such changes or additions being made for the purpose of preventing the renewal of this Lease.

                       (ii) If the Company receives numerous bona fide complaints concerning Lessee's operation of the Leased Premises and the Company promptly notifies Lessee of each complaint and the reason it was com municated to the Company, and as to those complaints relating to the con dition of the Leased Premises or the conduct of any employee of Lessee, Lessee does not take prompt action to cure or correct the basis for such complaints. The Company will com municate these complaints to Lessee in writing using the Company's Customer Complaint Form ("Customer Complaint Form"). A written statement from Lessee as to the outcome is required by the Company.

                       (iii) If Lessee fails on at least three (3) occasions during the term of this Lease, to operate the Leased Premises in a clean, safe and healthful condition and the Company notified Lessee of each such failure.

                       (iv) The Company makes a good faith determination in the normal course of business not to renew this Lease because such renewal would be uneconomical to the Company, despite any changes or additions to the provisions of this Lease that may be acceptable to Lessee; PROVIDED, HOWEVER, that such nonrenewal is not made for the purpose of converting the Leased Premises to operation by employees or agents of the Company for the Company's own account.

                  (c) The Company may also decline to renew this Lease if the Company makes a good faith determination, in the normal course of business, to:

                       (i) Convert the Leased Premises to a use other than for the operation of an Auto/ Truckstop; or

                       (ii) Materially alter, add to or replace the Leased Premises if such alteration, addition or replacement is not made for the purpose of converting the Leased Premises to operation by employees or agents of the Company for the Company's own account; or

                       (iii)  Sell the Leased Premises.

                  (d) Nonrenewal under subsection (b)(iv) above or nonrenewal under subsection (c) shall not be effective unless (i) the term of this Lease is for three (3) years or longer, or Lessee was offered a term of three years or longer and elected to accept a shorter term, and
                        (ii) within the 90 day period following
                        notice of nonrenewal, the Company makes a bona fide offer to sell, transfer or assign its interest in the Leased Premises to Lessee, or if applicable, grants Lessee a 45 day preferential right to meet the bona fide offer of another Person to purchase the Company's interest in the Leased Premises.

                  (e) The Company's written notice of termination or nonrenewal shall include a statement that this Lease is being terminated or not renewed and shall set forth the reason or reasons for termination or nonrenewal. The effective date of the termination or nonrenewal shall be at least 90 days after the date of notice of termination or nonrenewal, unless a 90 day notice would not be reasonable as set forth in subparagraph 14(f) below. The Company shall include with the notice a copy of the Summary of Title I of the PMPA, prepared by the Office of the Secretary of Energy and published August 30, 1978, in Volume 43, No. 169 of the Federal Register (the "PMPA Summary").

                  (f) Although at least 90 days written notice of termination or nonrenewal is provided for in most circumstances, there may be times when the giving of a 90 day notice is not reasonable. If such a circumstance occurs with regard to an event set forth in subsection (a), (b) or (c) above, the Company may terminate or not renew this Lease by giving Lessee written notice of termination or nonrenewal on the earliest date that is reasonably practical.

                  (g) Nothing in this Lease shall prohibit or restrict the Company from terminating or not renewing this Lease in any lawful manner under applicable federal, state and local laws or regulations, including, but not limited to the PMPA, as such laws or regulations may be amended from time to time.

            15. MUTUAL TERMINATION. Lessee and the Company may agree in writing to terminate or not renew this Lease. The effective date of such termination or nonrenewal shall be the date agreed to by Lessee and the Company but may not be a date that is more than 180 days after the date of such agreement. The Company shall send by certified mail, or personally deliver to Lessee, a copy of (i) the agreement promptly after it is signed by the Company and Lessee and (ii) the PMPA Summary. Lessee may repudiate such agreement by written notice to the Company, sent by certified mail, postmarked not more than seven (7) days following the date Lessee receives a copy of such agreement.

            16. TERMINATION BY LESSEE. Lessee may terminate this Lease at any time by 180 days' advance written notice to the Company, posted by certified mail, but only if Lessee simul taneously terminates the Franchise Agreement in accordance with the terms of the Francise Agreement. Upon receipt of such notice by the Company, it may not be withdrawn by Lessee without the Company's written approval.

            17.   CONDEMNATION.  [INTENTIONALLY OMITTED.]

            18.   DEATH OR INCAPACITY OF LESSEE.

                  (a) In the event of the death or incapacity of an individual Lessee, or any partner of a Lessee which is a partnership or any stockholder owning fifty percent (50%) or more of the capital stock of a Lessee which is a corpora tion, the heirs, beneficiaries, devisees, or legal representatives of said individual, partner or stockholders shall notify the Company within fifteen (15) days of death or incapacity, and, within one hundred eighty
                        (180) days of such event:

                        (i) Apply to the Company for the right to continue to operate the Franchised Business for the duration of the term of this Lease, which right shall be granted upon the fulfillment of all of the conditions set forth in subpara graph 10(b) of this Lease; or

                        (ii)  Sell, assign, transfer, or convey
                              Lessee's interest in compliance with the provisions of subparagraph 10(b) of this Lease; PROVIDED, HOWEVER, in the event a proper and timely application for the right to continue to operate has been made and rejected, the one hundred eight
                              (180) days to sell, assign, transfer or
                              convey shall be computed from the date
                              of said rejection. For purposes of this Paragraph, the Company's silence on an application made pursuant to subpara graph 10(b) through the one hundred and eighty (180) days following the event of death or incapacity shall be deemed a rejection made on the last day of such period.

                  (b) In the event of the death or incapacity of an individual Lessee, or any partner or stock holder of a Lessee which is a partnership or corporation, where the aforesaid provisions of Paragraph 10 have not been fulfilled within the time provided, all rights licensed to Lessee under this Lease and Lessee's leasehold interest in the Leased Premises under this Lease shall, at the option of the Company, terminate forthwith.

            19. BANKRUPTCY. If Lessee files a petition in bank ruptcy or for reorganization, is adjudicated a bankrupt, makes an assignment for the benefit of creditors, or a receiver or trustee of the property of Lessee is appointed in any proceeding brought by or against Lessee, and if such receiver or trustee is not discharged within 60 days after such appointment, or if this Lease is attached or executed upon and within or for 60 days thereafter such attachment has not been released or such execu tion has not been satisfied or such person or persons remain in possession, the Company may terminate this Lease.

            20. TAXES AND ASSESSMENTS. The Company shall pay all taxes and assessments levied against the Leased Premises. Lessee shall pay all taxes on the products, property, and improvements of the Lessee on the Leased Premises. Lessee shall be exclusively liable for the payment of any and all premiums, contributions, and taxes for Workers' Compensation Insurance, Unemployment Insurance, old Age Benefits, annuities, and retirement benefits now or hereafter imposed by or pursuant to any governmental law or regulation which are measured by the wages, salaries, or remuneration paid by Lessee to his employees and representatives.

            21. INDEPENDENT CONTRACTOR. Lessee is an independent contractor hereunder. It is agreed that none of the provisions of this Lease reserves or shall be construed as reserving to the Company any right to exercise control over the business operations of Lessee upon the Leased Premises or to direct in any respect the manner in which such business and operations shall be conducted (including the price at which products and merchandise are to be sold), it being understood and agreed that except as set forth to the contrary in the Franchise Agreement, the entire control and direction of such activities shall be and remain with Lessee. Lessee shall have no authority to employ any persons as employees or agents for or on behalf of the Company for any purpose, and neither Lessee nor any other persons performing any duties or engaging in any work at the request of Lessee shall be deemed to be the employees or agents of the Company. Lessee will not erect nor permit any sign, insignia, or other advertising device upon or near the Leased Premises which would in any way indicate or imply that the Company is the owner or operator of the business being conducted thereon by Lessee.

            22.   CREDIT CARD SALES.  [INTENTIONALLY OMITTED.]

            23. SURRENDER OF PREMISES. At the expiration or termination of this Lease, Lessee shall yield immediate and peaceable possession of the Leased Premises to the Company and shall, at such time, return the keys to all locks; said Leased Premises to be surrendered to the Company in as good condition as when received, except for reasonable wear and tear and damage or destruction not caused by Lessee or Lessee's employees', agents', or contractors' negligent or willful acts or omissions.

            Upon the termination or nonrenewal of this Lease, (unless state law provides to the contrary) neither the Company nor any incoming Lessee shall be obligated to purchase any of Lessee's inventory, tools, equipment, or supplies; provided, however, that the Company, at its option, may purchase any of such inventory, tools, equipment, or supplies which are not obsolete and are in a current and saleable condition which Lessee purchased from the Company, for the reasonable value thereof, but not to exceed the cost to Lessee, and credit the amount thereof against any sums due the Company by Lessee. With respect to property items owned by Lessee and not purchased by the Company, and improvements, alterations, decorations, or additions', structural or otherwise, made by Lessee, Lessee agrees to remove same immediately from the Leased Premises prior to the end of the Lease and repair any and all damage to the Leased Premises caused or occasioned by such removal. Any property not removed by Lessee may be removed and the Leased Premises restored by the Company at Lessee's expense. Any property not removed by either party shall become the property of the Company and no compensation will be due Lessee therefore.

            24. INSPECTION OF LEASED PREMISES. The Company has the right to enter and inspect the Leased Premises at any reasonable time with such employees and equipment as it considers necessary to (a) determine if the obligations of Lessee under this Lease are being fulfilled, (b) perform replacements required of the Company under this Lease pursuant to Exhibit C and/or (c) conduct a Five Star Appearance inspection. Lessee agrees to cooperate with the Company in connection with the Company's activities pursuant to clauses (a), (b) and (c) of the immedi ately preceding sentence, such cooperation to include making employees and the Manager available at reasonable times for discussion with the Company's employees and representatives.

            25.   AMENDMENTS; WAIVERS; REMEDIES.

                  (a) Any provision of this Lease may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Lessee and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective.

                  (b) No waiver by either party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence. No single or partial exercise by either party in exercising any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any right or remedies provided by law.

            26. SUCCESSORS AND ASSIGNS. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

            27.   ARBITRATION.

                  (a) Any monetary claim of less than ONE HUNDRED THOUSAND Dollars ($100,000.00) in dispute arising out of or relating to this Lease, or any breach thereof, shall be submitted to arbitration before a single arbitrator in the county and state where the Company's principal place of business is located at the time such action is brought forth in accordance with the rules of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof. The arbitrator is explicitly authorized to award attorney's fees as part of his or her award. Nothing contained herein shall, however, be construed to limit or to preclude the Company from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as the Company deems to be necessary or appropriate to compel Lessee to comply with its obligations hereunder to or protect the Company's Marks or other property rights of the Company. In addition, nothing contained herein shall be construed to limit or to preclude the Company from joining with any action for injunctive or provisional relief all monetary claims that the Company may have against Lessee which arise out of the acts or omissions to act giving rise to the action for injunctive or provisional relief. This arbitration provision shall be deemed to be self-executing and in the event that Lessee fails to appear at any properly noticed arbitration proceeding, award may be entered against Lessee notwithstanding its failure to appear.

                  (b) Nothing herein contained shall bar the right of either party to seek and obtain temporary injunctive relief from a court of competent jurisdiction in accordance with applicable law against threatened conduct that will cause loss or damage, pending completion of the arbitration.

                  (c) It is the intent of the parties that any arbitration between the Company and Lessee shall be of Lessee's individual claim and that the claim subject to arbitration shall not be arbitrated on a classwide basis.

            28. GOVERNING LAW. This Lease shall be construed in accordance with and governed by the laws of the State in which the Leased Premises is located.

            29. COUNTERPARTS; EFFECTIVENESS. This Lease may be signed in any number of counterparts, each of which shall be deemed an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Lease shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.

            30. ENTIRE AGREEMENT. This Lease, together with the Franchise Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter of this Lease. Neither this Lease nor any provision hereof is intended to confer upon any person or entity other than the parties hereto any rights or remedies hereunder, except the rights given to the Indemnified Parties in Paragraph 13.

            31. JURISDICTION. Each of the parties hereto irrevocably submits to the jurisdiction of any state or federal court sitting in the county and state in which the Leased
Premises is located, in any action or proceeding arising out of or relating to this Lease, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court, and agrees not to bring any action or proceeding arising out of or relating to this Lease in any other court or to contest the jurisdiction (in rem or in personam) or power or decision of such court over or pertaining to the party or with respect to the subject matter in any other court within or without the United
States other than appropriate appellate courts. Each of the parties hereto irrevocably waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of the other party hereto with respect thereto.

            32. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

            33. SEVERABILITY. If any provision of this Lease, or the application thereof to any Person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Lease and such provisions as applied to other Persons, places and circumstances shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Lease was executed or last amended.

            34. CONSTRUCTION. Whenever required by the context, any gender shall include any other gender, the singular shall include the plural and the plural shall include the singular.

            35. INCONSISTENCY. In the event of any conflict between the terms and provisions of this Lease and the terms and provisions of the Franchise Agreement or the Fleet Marketing Throughput Agreement, if applicable, the terms and provisions of the Franchise Agreement or the Fleet Marketing Throughput Agreement, as the case may be, shall govern and control.

            36. NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) if personally delivered, when so delivered, (ii) if mailed, two business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below,
(iii) if given by telex or telecopier, once such notice or other communication is transmitted to the telex or telecopier number specified below and the appropriate answer back or telephonic confirmation is received, provided that such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (ii) above or (iv) if sent through a reputable overnight delivery service in circum stances to which such service guarantees next day delivery, the day following being so sent:

If to the Company,to:        National Auto/Truckstops, Inc.
                             1650 East Golf Road
                             Schaumburg, Illinois 60196-1088
                             C. William Osborne
                             Telex:
                             Telecopy: (708) 330-5710

If to Lessee, to:
                             --------------------------------------
                             Attention:
                                        ---------------------------
                             Telex:
                                   --------------------------------
                             Telecopy:
                                      -----------------------------


            Either party may give any notice, request, demand, claim or other communication hereunder using any other means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended. Either party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

            37.   APPROVALS.

                  (a) Whenever this Lease requires the prior approval or consent of the Company, Lessee shall make a timely written request to the Company therefor, and, except as otherwise provided herein, any approval or consent granted must be in writing to be binding upon the Company.

                  (b) The Company makes no warranties or guarantees upon which Lessee may rely and assumes no liability or obligation to Lessee or any third party to which it would not otherwise be subject, by providing any waiver, approval, advice, consent or services to the Company in connection with this Lease, or by reason of any neglect, delay or denial of any request therefor.

            38. FORCE MAJEURE. The period of time during which either party hereto is prevented or delayed in the performance or fulfilling any obligation, other than payment of the Fixed Rent Amount (as defined in Exhibit B), additional rent or any other fees or sums and charges due hereunder, due to unavoidable delays caused by Acts of God, earthquake, fire, flood, or the elements, malicious mischief, riots, strikes, lockouts, boycotts, picketing, labor disputes or disturbance, war, compliance with any directive, order or regulation of any governmental authority or representative thereof acting under claim or color of authority, or for any reason beyond such party's reasonable control, whether or not similar to the foregoing, shall be added to such party's time for performance thereof, and such party shall have no liability by reason thereof.

            39.   SUBORDINATION AND NON-DISTURBANCE.

                  (a) This Lease shall be subordinate to each and every underlying lease, deed of trust or mortgage encumbering the Leased Premises or any portion thereof, whether now existing or in the future, and to any advances made on the security thereof and to any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. The Company covenants that Lessee's right to quiet possession of the Leased Premises during the term hereof shall not be disturbed if Lessee pays the rent and performs all of Lessee's obligations under this Lease and is not otherwise in default. The Company shall use commercially reasonable efforts to obtain a non-disturbance agreement embodying the provisions of the immediately preceding sentence from all current and future holders of mortgages or deeds of trust affecting the Leased Premises (hereinafter collectively referred to as the "Mortgagees"); provided, however, that the Company shall not be required to pay any sum demanded by any Mortgagee as consideration for any such non-disturbance agreement. If any ground lessor, beneficiary or mortgagee elects to have this Lease prior to the lien of its ground lease, deed of trust or mortgage and gives written notice thereof to Lessee, this Lease shall automatically be deemed prior to such ground lease, deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said ground lease, deed of trust or mortgage or the date of recording thereof.

                  (b) If the Company's interest in the Leased Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale, Lessee shall attorn to the transferee of or successor to the Company's interest in the Leased Premises and recognize such transferee or successor as the Company under this Lease. Lessee waives the protection of any statute or rule of law which gives or purports to give Lessee any right to terminate this Lease or surrender possession of the Leased Premises upon the transfer of the Company's interest. The Company shall not assert any claim against Lessee for any sums due under this Lease paid by Lessee to a third party after receipt by Lessee of notice in writing from the Company directing Lessee to pay any such sums to such third party, and before Lessee receives notice from the Company revoking such direction.

                  (c) Lessee shall sign and deliver any instrument or documents necessary or appropriate to evidence any such attornment or subordination or agreement to do so, provided that such instruments or documents are consistent with the provisions of the immediately preceding subparagraphs (a) and (b). If Lessee fails to do so within twenty (20) days after written request, Lessee hereby makes, constitutes and irrevocably appoints the Company, or any transferee or successor of the Company, the attorney-in-fact, coupled with an interest, of Lessee to execute and deliver any such instrument or document.

            40. EXISTING CONDITION OF PREMISES. Lessee acknowledges that the Leased Premises are and have been subject to active use by an operating business and have experienced normal wear and tear as a result thereof. Lessee has had reasonable opportunity to inspect, and has inspected, the Leased Premises and accepts the Leased Premises in its present condition as of the date hereof. The Company has no obligation to perform any work or make any alterations, additions or improvements in order to prepare the Leased Premises for Lessee's occupancy. Lessee acknowledges that neither the Company nor any agent of the Company has made any representation as to the condition of the Leased Premises or its suitability for Lessee's intended use.

            41. COST OF ENFORCEMENT OR DEFENSE. If a claim for amounts owed by Lessee to the Company is asserted in any legal proceeding before a court of competent jurisdiction, or if the Company or Lessee is required to enforce this Lease in a judicial proceeding, the prevailing party shall be entitled to reimbursement of its costs, including reasonable accounting and legal fees, in connection with such proceeding.

            42. INJUNCTIVE RELIEF. Lessee shall have the right to obtain injunctive relief against threatened or actual conduct by Lessee that will cause the Company loss or damages, for Lessee's misuse or unauthorized use of the Leased Premises, for Lessee's threatened actual violation of the provisions of this Lease governing Confidential Information. Such injunctive relief shall be governed under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

            43. LINE OF CREDIT. In order to guaranty the performance of the monetary obligations to the Company pursuant to this Lease, Lessee shall establish a line of credit with the Company's Credit Department in an amount determined by the Company Credit Department. In the event that Lessee fails to pay any amounts due pursuant to this Lease, the Company may refuse to extend credit to Lessee if Lessee fails to meet the terms of credit.

            44. CAVEAT. The success of the business venture contemplated to be undertaken by Lessee by virtue of this Lease is speculative and depends, to a large extent, upon the ability of Lessee as an independent business entity, and its active participation in the daily affairs of the business as well as other factors. Franchisor does not make any representation or warranty express or implied as to the potential success of the business venture in this Lease.

            45.   ACKNOWLEDGEMENTS.

                  (a) Lessee represents and acknowledges that it has received, read and understood this Lease; and that the Company has fully and adequately explained the provisions herein to Lessee's satisfaction; and that the Company has accorded Lessee ample time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Lease.

                  (b) Lessee acknowledges that its has received a copy of this Lease and the attachments thereto, at lease five (5) business days prior to the date on which this Lease was executed. Lessee further acknowledges that Lessee has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures, at least ten (10) business days prior to the date on which this Lease was executed.

                  (c) Lessee has been advised to consult with its own advisors with respect to the legal, financial and other aspects of this Lease, the business franchised hereby, and the prospects for that business. Lessee has either consulted with such advisors or has deliberately declined to do so.

                  (d) Lessee affairs that all information set forth in any and all applications, financial statements and submissions to the Company is true, complete and accurate in all respects, with Lessee expressly acknowledging that the Company is relying upon the truthfulness, completeness and accuracy of such information.

                  (e) Lessee has conducted an independent investigation of the business contemplated by this Lease and recognizes that, like any other business, an investment in a Franchised Business and the Leased Premises involves business risks and that the success of the venture is primarily dependent upon the business abilities and efforts of the Lessee.

                  (f) LESSEE UNDERSTANDS AND ACKNOWLEDGES THAT ALL REPRESENTATIONS OF FACT MADE BY THE COMPANY HEREIN ARE MADE
SOLELY BY THE COMPANY. ALL DOCUMENTS, INCLUDING THE COMPANY'S FRANCHISE AGREEMENT AND THIS LEASE, HAVE BEEN PREPARED SOLELY IN RELIANCE UPON REPRESENTATIONS MADE AND INFORMATION PROVIDED BY

THE COMPANY, ITS OFFICERS AND ITS DIRECTORS. LESSEE FURTHER AGREES THAT IT HAS NO CLAIM AGAINST, AND WILL INDEMNIFY AND HOLD HARMLESS, THE PREPARER OF ANY AND ALL SUCH FRANCHISE AGREEMENTS, LEASES AND OFFERING CIRCULARS AND EXHIBITS THERETO, WITH RESPECT TO ANY AND ALL LOSS, COSTS, EXPENSES (INCLUDING ATTORNEYS'
FEES), DAMAGES AND LIABILITIES RESULTING FROM ANY REPRESENTATIONS AND/OR CLAIMS MADE BY THE COMPANY IN SUCH DOCUMENTS.


NATIONAL AUTO/TRUCKSTOPS, INC.[LESSEE]


By:                                 By:
   --------------------------          -----------------------------
   Name:                               Name:
   Title:                              Title:

             INDEX TO AUTO/TRUCKSTOP LEASE PARAGRAPHS AND EXHIBITS


SUBJECT                                                                   PAGE


1.    PROPERTY............................................................   2
2.    TERM................................................................   2
3.    RENT................................................................   3
4.    RECORDS AND AUDIT...................................................   4
5.    SERVICES AND USES...................................................   4
6.    PROHIBITED USES.....................................................   8
7.    OPERATING EXPENSES..................................................   9
8.    ALTERATIONS........................................................   10
9.    MAINTENANCE AND REPAIRS.............................................  10
10.   TRANSFERABILITY OF INTEREST........................................   11
11.   UNDERLYING LEASE....................................................  13
12.   OPERATION BY LESSEE................................................   13
13.   INDEMNITY AND INSURANCE............................................   14
14.   TERMINATION........................................................   22
15.   MUTUAL TERMINATION.................................................   27
16.   TERMINATION BY LESSEE..............................................   28
17.   CONDEMNATION.......................................................   28
18.   DEATH OR INCAPACITY OF LESSEE......................................   28
19.   BANKRUPTCY.........................................................   29
20.   TAXES AND ASSESSMENTS..............................................   29
21.   INDEPENDENT CONTRACTOR.............................................   29
22.   CREDIT CARD SALES..................................................   30
23.   SURRENDER OF PREMISES..............................................   30
24.   INSPECTION OF LEASED PREMISES......................................   30
25.   AMENDMENTS; WAIVERS; REMEDIES......................................   31
26.   SUCCESSORS AND ASSIGNS.............................................   31
27.   ARBITRATION........................................................   31
28.   GOVERNING LAW......................................................   32
29.   COUNTERPARTS; EFFECTIVENESS........................................   32
30.   ENTIRE AGREEMENT...................................................   32
31.   JURISDICTION.......................................................   32
32.   CAPTIONS...........................................................   33
33.   SEVERABILITY.......................................................   33
34.   CONSTRUCTION.......................................................   33
35.   INCONSISTENCY......................................................   33
36.   NOTICES............................................................   33
37.   APPROVALS..........................................................   34
38.   FORCE MAJEURE......................................................   34
39.   SUBORDINATION AND NON-DISTURBANCE..................................   35
40.   EXISTING CONDITIONS OF PREMISES....................................   36
41.   COST OF ENFORCEMENT OR DEFENSE.....................................   36
42.   INJUNCTIVE RELIEF..................................................   36
43.   LINE OF CREDIT.....................................................   36
44.   CAVEAT.............................................................   36
45.   ACKNOWLEDGEMENTS...................................................   37

EXHIBIT A-I     DESCRIPTION OF REAL PROPERTY

EXHIBIT A-II    BUILDINGS, IMPROVEMENTS, FIXTURES
                    AND EQUIPMENT

EXHIBIT B       RENTAL SCHEDULE

EXHIBIT C       AUTO/TRUCKSTOP AND TRUCKSTOP MAINTENANCE
                    RESPONSIBILITY FORM

                                   EXHIBIT A-I

                          DESCRIPTION OF REAL PROPERTY


                                [To be inserted.]

                                  EXHIBIT A-II

                BUILDINGS, IMPROVEMENTS, FIXTURES AND EQUIPMENT


                                [To be inserted.]

                                    EXHIBIT B

                                 RENTAL SCHEDULE

Lessee shall pay the Company as rental for the Leased Premises during the term of this Lease the following:

      The "Fixed Rent Amount", as defined below, payable monthly on or before the 10th day of each calendar month during the term of this Lease; provided, however, that if the term of this Lease begins and/or ends on a day other than the first or last day of a calendar month, the applicable payment of the Fixed Rent Amount shall be appropriately prorated; and provided further, however, that the Fixed Rent Amount with respect to the first full or partial calendar month of the term of this Lease is payable upon execution of this Lease.

      As used herein, the Fixed Rent Amount shall be equal to the sum of
      $           (the "Base Rent Amount") and $          ; provided, however,
       ----------                               ----------
      that the Base Rent Amount shall, as of the month of             of each
                                                          -----------
      calendar year, permanently increase by the percentage, if any, by which
      the Deflator (as hereafter defined) for the          quarter of such
                                                  --------
      calendar year shall have increased over the Deflator for the
                                                                   --------
      quarter of the immediately preceding calendar year. Written notice of the resulting increased Fixed Rent Amount to be paid by Lessee will be sent to Lessee by the Company. As used herein, the "Deflator" shall mean the Implicit Price Deflator for the Gross National Product (1982=100), published by the U.S. Department of Commerce or, should such measurement no longer be published or available, an appropriately adjusted successor or substitute deflator.

      Rentals shall be paid by Lessee by either (a) electronic fund transfer of funds to an account maintained by the Company (such electronic fund transfer may, but is not required to, use the ACCESS 76 System) or (b) mailing or delivering the same to the Company at:

                  National Auto/Truckstops, Inc.
                  1650 East Gold Road
                  Schaumburg, Illinois 60196-1088
                  Attn:  C. William Osborne

      Any rental not paid when due shall bear interest from the due date until paid at the rate of eighteen percent (18%) per annum, or the highest rate allowed by law, whichever is less.

On or before the 10th day of each calendar month during the term of this Lease (other than the first full or partial calendar month), the Company shall pay to Lessee an amount equal to the sum of (a) 9% of the Fixed Rent Amount that was due and payable and actually paid by Lessee in the immediately prior calendar month and (b) the product derived by multiplying (x) 3(cent) by (y) the sum of
(A) the number of gallons of diesel fuel, if any, purchased by Lessee from the Company during the immediately prior calendar month and (B) the number of gallons of diesel fuel, if any, pumped by Lessee and delivered to Fleet Accounts in return for a per gallon service fee pursuant to the Fleet Marketing Throughput Agreement, if applicable, during the immediately prior calendar month.

                                    EXHIBIT C

                          AUTO/TRUCKSTOP AND TRUCKSTOP
                         MAINTENANCE RESPONSIBILITY FORM

FEE OWNED SINGLE LEASE

--------------------------------------------------------------------------------
                        DEFINITIONS AND RESPONSIBILITIES
--------------------------------------------------------------------------------


CLEANING

      Cleaning shall mean all material, labor, and equipment required to keep all dirt, dust grease, trash, and foreign material from the identified item in accordance with minimum maintenance standards. The methods and cleaning material are furnished by Lessee at his discretion. Lessee is responsible for the damage to any material or equipment caused by improper cleaning methods, materials, or by the omission of proper cleaning.

MAINTENANCE

      Maintenance shall mean operating and preventive maintenance and/or repair or replacement of component parts required to keep equipment and material in good operating condition, in accordance with the manufacturer's recommendations and minimum maintenance standards. Equipment and material shall be properly maintained in order that it may attain its expected life before replacement is required.

      It is not practical to list each component part of all equipment and material and each maintenance responsibility of Lessee; therefore, in addition to the maintenance responsibili ties set forth in this Exhibit C, Lessee's operating and preven tive maintenance responsibility shall also include, but not be limited to, oiling and greasing of equipment, adjustment of pressure and temperature settings, filter replacement, oil changing and other similar routine maintenance operations established by manufacturer's standards or minimum maintenance standards, or by guidelines published by the Company with at least 30 days' prior written notice thereof to Lessee.

      Lessee is also responsible for routine repairs and replacement of component parts that are relatively minor as compared to the replacement of an entire piece of equipment or material. These include, but are not limited to, pump couplings, pump impellers, motor capacitors, belts, belt guards, thermostats, thermocouples, individual circuit breakers, door closer parts, relay switches, pressure relief valves, gate valves, and similar types of parts and the labor required to install such parts.

REPLACEMENT

      Replacement shall mean the physical replacement of equipment or material due to normal wear and/or abuse or neglect. The anticipated life of equipment or material shall be determined by combining manufacturer's information, usage of the item and experience comparison with similar equipment or material.

      If premature replacement of any equipment or material is required due to Lessee's abuse or neglect, Lessee shall make the replacement at his expense, regardless of the designated replace ment responsibility set forth in this Exhibit C. Equipment or material replaced by Lessee shall be with like type of equipment or material, to the extent practicable.

      The Company may, at its sole election, replace equipment or material with like or different equipment or material.

      The Company may replace or rebuild a major component part of a unit of equipment or material in lieu of replacing the entire unit of equipment or material. Such replacement or rebuilding shall be the Company's responsibility. As a general rule, a major component part shall be repaired or replaced if the estimated cost versus replacement cost of the entire unit is not more than 50% of such replacement cost; however the Company shall have the sole right to elect to replace or rebuild a component part or replace the equipment or material.

      The Leased Premises may not include all the buildings, improvements, fixtures, equipment and machinery listed on this Exhibit "C"; therefore, the cleaning, replacement and maintenance obligations of the Company and Lessee are applicable only to the buildings, improvements, fixtures, equipment and machinery located on the Leased Premises as of the effective date of this lease, and the buildings, improvements, fixtures, equipment and machinery, if any, placed on the Leased Premises by the Company during the term of this Lease. The cleaning, maintenance and replacement of buildings, improvements, fixtures, equipment and machinery, placed on the Leased Premises by Lessee, is the obligation of Lessee.



                                    --------------------------------------
                                    Lessee Initial




                                     2